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                                                             EXHIBIT (e) (1) (i)

                             SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                   AMENDED AND RESTATED UNDERWRITING AGREEMENT

                                    BETWEEN

                              ING MAYFLOWER TRUST

                                      AND

                           ING FUNDS DISTRIBUTOR, LLC
                     (FORMERLY ING FUNDS DISTRIBUTOR, INC.)

FUND

ING International Value Fund